SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020 (February 27, 2020)

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-55564	81-1004273
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1999 S. Bascom Ave. Suite 700. Campbell, CA 95008

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

 (Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation.

Standby Equity Distribution Agreement

On February 27, 2020, KULR Technology Group, Inc. (the “Company”) entered into a Standby Equity Distribution Agreement with YAII PN, Ltd., a Cayman Island exempt limited partnership (the “Investor”), pursuant to which the Company may, at its discretion, periodically sell to Investor up to $8,000,000 of shares of the Company’s common stock (the “Offering”), par value $0.0001 per share (the “Common Stock”). For each share of Common Stock purchased under the Standby Equity Distribution Agreement (the “Shares”), the Investor will pay the Company 80% of the lowest daily volume weighted average price of the Common Stock on the OTC Markets OTCQB or other principal market on which the Common Stock is traded for the five days immediately following the date the Company delivers notice requiring the Investor to purchase the Shares under the Standby Equity Distribution Agreement.

The Investor’s obligation to purchase the Shares under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company maintaining the effectiveness of a registration statement for the securities sold under the Standby Equity Distribution Agreement, and is limited to $100,000 per advance. In addition, the Company may not request advances if the Shares to be issued would result in the investor owning more than 4.99% of the Company’s outstanding Common Stock, with any such request being automatically modified to reduce the advance amount.

The commitment period under the Standby Equity Distribution Agreement commenced on the date thereof (the “Effective Date”) and expires on the earliest to occur of (i) first day of the month following the twenty-four months after the Effective Date, (ii) on which the Investor has purchased an aggregate amount of $8,000,000 of Shares under the Standby Equity Distribution Agreement, or (iii) the date the Standby Equity Distribution Agreement is earlier terminated.

The Standby Equity Distribution Agreement contains customary representations, warranties and agreements of the Company and the Investor, indemnification rights and other obligations of the parties. The Company has the right to terminate the Standby Equity Distribution Agreement at any time upon prior written notice, at no cost to the Company, provided that (i) there are no outstanding advances which have yet to be issued and (ii) the Company has paid all amounts owed to the Investor.

The Company agreed to issue to the Investor 95,847 shares of Common Stock as commitment shares in consideration for entering into the Standby Equity Distribution Agreement. The Company will not receive any cash proceeds from the issuance of these commitment shares.

The Offering will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-232614), filed with the Securities Exchange Commission on July 11, 2019, and pursuant to a prospectus supplement or prospectus supplements or successor registration statements, or otherwise, under Section 5 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

The Company expects to use the proceeds from the Offering for working capital and other corporate purposes, including the repayment of any outstanding debt. The Investor has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of Common Stock. In connection with the Offering, the Company paid the Investor a structuring fee equal to $15,000 and agreed to pay a financial advisor an 8% fee on any gross proceeds received by the Company from the sale of Shares that exceeds $1,500,000.

The foregoing description of the Standby Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Standby Equity Distribution Agreement attached hereto as Exhibit 10.1.

The Company is filing the opinion of its counsel, Sichenzia Ross Ference LLP, regarding the validity of the Shares issued pursuant to the Standby Equity Distribution Agreement, as Exhibit 5.1 hereto.

Note Purchase Agreement and Promissory Note

The Company also entered into a Note Purchase Agreement, dated February 27, 2020, with the Investor, pursuant to which the Investor purchased a full recourse promissory note (the “Note”) in the original principal amount of $1,500,000 (“Principal Amount”). In consideration for the issuance of the Note by the Company, the purchase price of the Note paid by the Investor was equal to the Principal Amount minus an original issue discount equal to 6%.

The Note bears no interest and will become immediately due and payable on May 31, 2021 or upon acceleration, redemption or otherwise upon the occurrence of an event of default, as set forth in the Note. The Company will repay the Principal Amount in monthly installments as set forth in the Note. The Company may, at its discretion, prepay any installment amount or the principal amount, subject to a payment premium equal to the 10% of the amount being prepaid.

The Company paid a financial advisor a $130,000 advisory fee in connection with the Note Purchase Agreement and Note.

The foregoing description of the Note Purchase Agreement and the Note are not complete and are qualified in its entirety by reference to the full text of the Note Purchase Agreement and the Note, copies of which are filed as Exhibit 10.2 and 10.3, respectively, to this Current Report and are incorporated by reference herein.

Item 9.01	Exhibits

Exhibit No.	Description
5.1	Opinion of Sichenzia Ross Ference LLP
10.1	Standby Equity Distribution Agreement dated February 27, 2020
10.2	Note Purchase Agreement dated February 27, 2020
10.3	Promissory Note dated February 27, 2020
23.1	Consent of Sichenzia Ross Ference LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: March 4, 2020	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer